Exhibit 99.1

Global CPaaS Provider, Kaleyra, Inc., Reports Results

for the Third Quarter of Fiscal 2019

Third Quarter US-GAAP Financial Highlights

•	Total revenue of $35.3 million, up nearly 50% year-over-year

•	Operating income of $1.4 million

•	Net income of $0.8 million

Palo Alto, Calif., USA and Milan, Italy – December 3, 2019 – Kaleyra, Inc. (NYSE American: KLR, KLR WS), a rapidly growing cloud communications software provider delivering secure application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, reported its US-GAAP financial results for the period ending September 30, 2019 as a Current Report Form 8-K filed with the Securities and Exchange Commission on December 2, 2019.

“Our first quarterly report as a publicly traded company highlights the significant financial progress we have made during the year as we continue to integrate our recent acquisitions into a One Kaleyra,” commented Dario Calogero, Kaleyra’s Founder and Chief Executive Officer. “Revenue growth benefitted from solid double digit gains in our mobile secure notification for enterprise businesses, as well as from this year’s strategic focus on leveraging the communication platforms we have acquired with the last couple of years acquisitions of Solutions Infini and Buc Mobile across all our subsidiaries as we are positioning to become the global industry leading API/Communications platform. This improved topline performance coupled with a continuous steady improvement in our gross margin, led to the profitable quarter, despite significant one-time expenses incurred in the execution of the public offering of the company through the November 25th combination with GigCapital, Inc. With a strengthened capital structure as a result of the transaction, we will continue to invest in our multi-national engineering and new product development teams while enhancing the global growth and efficiencies through synergies across our sales organizations and communication platforms to strengthen our position as a preferred partner in the CPaaS segment across the globe.”

Third Quarter 2019 US-GAAP Financial Highlights

•	Total revenue of $35.3 million for the third quarter of 2019 was up 49.5% from the third quarter of 2018 and up 14.4% sequentially from the second quarter of 2019:

•	The total revenue combined for Buc Mobile and Solutions Infini increased 94% over the third quarter of 2018 driven by an increase in the volume of our delivered messages and the product mix.

•

The legacy Italian banking revenue increased 18.5% over the third quarter of 2018, driven predominantly by the increase in the number of digital payments transactions made by the end-user’s customers (such as credit card transactions and other digital payments) and by the increasing penetration rate of digital payments in the underlying payments markets in Kaleyra’s operations in Italy.

•	Gross margin was 19.8% in the third quarter of 2019. This compares with gross margin of 19.5% in the second quarter of 2019, and 21.0% in the third quarter of 2018.

•

General and administrative expenses in the three months ended September 30, 2019 included $1.1 million in non-recurring consulting fees primarily incurred in connection with the prospective business combination with GigCapital, Inc. and the related SEC filing, as well as about $0.8 million for consulting services specifically related to the Solutions Infini and Buc Mobile business acquisitions. Excluding the above mentioned costs, the general and administrative expenses would have decreased in this quarter by about $0.2 million compared to the same period last year, mainly as a result of a decrease in payroll expenses.

•

Income from operations was $1.4 million for the third quarter of 2019, compared with a loss from operations of about $0.8 million in the second quarter of fiscal 2019, and income from operations of $0.05 million for the third quarter of 2018.

•

Net income for the third quarter of 2019 was about $0.8 million, compared with a net loss of $1.3 million in the second quarter of fiscal 2019, and a net loss of about $0.6 million for the third quarter of 2018.

•

Cash, cash equivalents, and short-term investments were $15.6 million at September 30, 2019. Kaleyra has certain long-term bank and other borrowings totaling approximately $16.1 million as of September 30, 2019.

Key Metrics and Recent Business Highlights

•

Kaleyra has more than 3,000 customers and business partners worldwide across industry verticals such as financial services, ecommerce and transportation, with no single customer representing more than 15% of revenues. Kaleyra’s customers are located in regions throughout the world including in Europe, Asia Pacific and North America. Kaleyra’s top volume by country includes the following countries in order of volume: Italy, India, United Kingdom, United States, Netherlands, South Africa and China.

•	As of September 30, 2019, Kaleyra employed 258 employees in its principal locations.

•

Partnership signed with Epiphany, a digital banking solutions start-up founded in Italy and operating globally, in July has resulted in Italy’s first Open Banking Hub which allows banks to quickly innovate and deploy open banking compliant apps such as InstaPay, Account Aggregation, and InstaCredit.

•	Leveraged our strong base of bank customers in Europe and added new bank customer in India.

•	Continued to enhance the suite of omni channel by adding WhatsApp for Business and RCS.

•	Closed on the previously announced combination with GigCapital which began trading on the NYSE American stock exchange under the ticker symbol KLR on November 26, 2019.

Nine Month 2019 US-GAAP Financial Highlights

•

Total revenue of $93.9 million for the first nine months of 2019 was up 87.7% from the first nine months of 2018. Total revenue benefitted from the consolidation of Solutions Infini and Buc Mobile as well as strong growth experienced in both subsidiaries, and a 27% increase in message activity volume in the Italian banking business alone. This significant increase was partially offset by unfavorable foreign exchange rates, and a less favorable business mix in this period.

•	Gross margin for the first nine months of 2019 was 19.5%, up from 18.7% for the first nine months of fiscal 2018.

•

Operating loss was $648,000 for the first nine months of 2019 almost flat with the operating loss of $609,000 for the year ago period, and in spite of the intensive activities pertaining to completion of the public offering.

•	Net loss for the first nine months of 2019 was $1.9 million compared with a net loss of $1.4 million for the first nine months of 2018.

“While we continue to introduce our “trusted cloud communications” platform to new customers, the breadth and stability of our existing customers continues to drive our growth,” added Mr. Calogero. “Year to date, 80% of revenues came from customers which have been on our Platform for at least two years. This provides a solid base of revenue upon which we can continue to innovate and make investments to expand and strengthen our global footprint, in particular gaining market share in the North America and Asia-Pacific markets with the recently acquired Solutions Infini and Buc Mobile businesses. With our innovative technology, product leadership, global revenue growth and profitability over the last several years, as well as a strengthened capital structure as a public company, Kaleyra is poised for significant global growth and shareholder value creation within the consolidating Cloud Communications for Enterprises market by both organic and strategic means.”

Outlook

The Company has provided select guidance with respect to the fourth quarter and full year ending December 31, 2019:

•	Fourth quarter 2019 revenue is anticipated to exceed $37 million with full year 2019 revenues anticipated to exceed $130 million.

•

Immediately after giving effect to the Business Combination there were 19,977,101 shares of Kaleyra’s issued and outstanding common stock. In addition, there are 4,015,059 shares of common stock reserved for the Kaleyra, Inc. 2019 Equity Incentive Plan and an aggregate of 11,154,942 shares of common stock related to the outstanding warrants.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Kaleyra’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

About Kaleyra

Kaleyra, Inc. (NYSE American: KLR) is a global group providing mobile communication services for financial institutions and enterprises of all sizes worldwide. Through its proprietary platform, Kaleyra manages multi-channel integrated communication services on a global scale, comprising of messages, push notifications, e-mail, instant messaging, voice services and chatbots. Kaleyra’s technology today makes it possible to safely and securely manage billions of messages monthly with a reach to hundreds of MNOs and over 190 countries. For more information: https://www.kaleyra.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future business plans of Kaleyra’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Kaleyra in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of Kaleyra to meet the NYSE American listing standards, and that Kaleyra will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Kaleyra:

(Media)

Marco Lastrico

Barabino & Partners USA, LLC

+1 212 308 8710

m.lastrico@barabinousa.com

(Investors)

Darrow Associates, Inc.

Alison Ziegler

+1 (201) 220-2678

Jim Fanucchi

+1 (408) 404-5400

ir@kaleyra.com

KALEYRA S.p.A

Condensed Consolidated Balance Sheet

As of September 30, 2019 and December 31, 2018

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	As of September 30, 2019	As of December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10,702	$8,207
Short-term marketable securities	4,971	3,151
Trade receivables	41,054	30,222
Prepaid expenses and accrued income	897	462
Other current assets	2,931	2,544

Total current assets	60,555	44,586
Property and equipment, net	2,926	2,341
Intangible assets, net	9,847	11,276
Goodwill	17,087	17,276
Deferred tax assets	517	357
Other long-term assets	1,259	1,297

Total asset	$92,191	$77,133

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Account payables	$52,013	$40,166
Deferred consideration for the acquisitions	—	3,005
Deferred consideration for the acquisitions due to related parties	—	3,245
Current portion of bank and other borrowings	10,638	4,686
Deferred revenue	1,560	1,500
Preference shares	658	—
Preference shares due to related parties	1,780	—
Payable to employees	859	1,020
Other current liabilities	1,110	1,009

Total current liabilities	68,618	54,631
Bank and other borrowings	16,135	9,125
Long-term payable to employees	1,258	1,147
Preference shares	—	495
Preference shares due to related parties	—	1,339
Deferred consideration for the acquisitions	—	1,553
Deferred consideration for the acquisitions due to related parties	—	1,150
Deferred tax liabilities	1,739	2,476
Other long-term liabilities	397	291

Total liabilities	88,147	72,207
Commitments and contingencies
Shareholders’ equity:
Share capital - authorized shares 117,408 and 120,501 as of September 30, 2019 and December 31, 2018, respectively; issued and outstanding shares 110,593 as of September 30, 2019 and December 31, 2018	121	121
Additional paid-in capital	10,066	10,066
Accumulated other comprehensive income	1,018	31
Accumulated deficit	(7,161)	(5,292)

Total shareholders’ equity	4,044	4,926

Total liabilities and shareholders’ equity	$92,191	$77,133

KALEYRA S.p.A.

Condensed Consolidated Statement of Operations

For the Three and the Nine Months ended September 30, 2019 and 2018

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$35,329	$23,624	$93,925	$50,030
Cost of revenue	28,321	18,667	75,645	40,663

Gross profit	7,008	4,957	18,280	9,367

Operating expenses:
Research and development(1)(2)	1,279	825	3,869	1,766
Sales and marketing(3)	1,432	1,305	4,392	2,873
General and administrative(4)(5)	2,927	2,777	10,667	5,432
Loss of equity investments	—	—	—	(95)

Total operating expenses	5,638	4,907	18,928	9,976

Income/(Loss) from operations	1,370	50	(648)	(609)
Other income, net	(11)	(72)	(106)	(220)
Financial expense, net	141	238	206	513
Foreign currency loss/(income)	260	(252)	402	(329)

Income/(Loss) before income taxes	980	136	(1,150)	(573)
Income tax expense/(benefit)	168	729	719	841

Net Income/(Loss)	$812	$(593)	$(1,869)	$(1,414)

Net loss attributable to non-controlling interests	—	(1)	—	(1)
Net (loss)/income attributable to the owners of the parent	812	(592)	(1,869)	(1,413)

Net Income/(Loss) attributable to common stockholders	$812	$(592)	$(1,869)	$(1,413)

Net Income/(loss) per share attributable to common stockholders, basic and diluted	7.34	(5.79)	(16.90)	(13.82)

Weighted-average shares used in computing net loss per share attributable to common stockholders basic and diluted	110,593	102,234	110,593	102,234

(1)

Includes $50 thousand and $136 thousand of stock-based compensation expense in the three months and the nine months ended September 30, 2018, respectively. No stock-based compensation expense was recorded in 2019.

(2)

Includes $19 thousand and $163 thousand of costs for related party transactions in the three months and in the nine months ended September 30, 2019, respectively and (ii) $100 thousand of costs for related party transactions both in the three months and in the nine months ended September 30, 2018.

(3)

Includes $177 thousand and $448 thousand of stock-based compensation expense in the three months and the nine months ended September 30, 2018, respectively. No stock-based compensation expense was recorded in 2019.

(4)

Includes $273 thousand and $755 thousand of stock-based compensation expense in the three months and the nine months ended September 30, 2018, respectively. No stock-based compensation expense was recorded in 2019.

(5)

Includes (i) $19 thousand and $163 thousand of costs for related party transactions in the three months and in the nine months ended September 30, 2019, respectively; and (ii) $167 thousand and $292 thousand of costs for related party transactions in the three months and in the nine months ended September 30, 2018, respectively.

KALEYRA S.p.A.

Condensed Consolidated Statements of Cash Flow

For the Nine months ended September 30, 2019 and 2018

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(1,869)	$(1,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,980	834
Stock-based compensation and preference shares	446	1,613
Loss of equity investments	—	(95)
Net provision for doubtful accounts	75	230
Post-employment benefit	228	187
Non-cash interest expense	437	541
Deferred taxes	(724)	196
Changes in operating assets and liabilities:
Trade receivables	(12,224)	(3,330)
Other current assets	(896)	229
Other long-term assets	(514)	16
Accounts payables	13,605	(1,499)
Other current liabilities	2,520	3,292
Deferred revenue	89	(120)
Long-term liabilities	(2,065)	(3,290)

Net cash provided by/(used in) operating activities	1,088	(2,610)

Cash Flows from Investing Activities
Purchase of marketable securities	(4,328)	(1,753)
Sale of marketable securities	2,493	304
Purchase of property and equipment	(1,307)	(126)
Sale of property and equipment	—	7
Capitalized software development costs	—	(378)
Purchase of intangible assets	(14)	(39)
Acquisition of Buc Mobile, net of cash acquired	—	(2,249)
Acquisition of Solutions Infini, net of cash acquired	—	(5,481)

Net cash used in investing activities	(3,156)	(9,715)

Cash Flows from Financing Activities
Payment of deferred consideration for the acquisition of Buc Mobile	(4,000)	—
Payment of deferred consideration for the acquisition of Solutions Infini	(5,097)	—
Change in line of credit	20	1,298
Borrowings on term loan	16,670	5,611
Repayments on term loan	(2,684)	(329)

Net cash provided by financing activities	$4,909	$6,580

Effect of exchange rate changes on cash and cash equivalents	(346)	(280)

Net increase /(decrease) in cash and cash equivalents	2,495	(6,025)
Cash and cash equivalents, beginning of period	$8,207	$10,545

Cash and cash equivalents, end of period	$10,702	$4,520

Supplemental disclosure of cash flow information
Cash paid for interests	$296	$189
Cash paid for income taxes	$432	$149

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